UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

NEWHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On June 15, 2023, Mr. David Lee resigned from his position as Chief Executive Officer of NewHydrogen, Inc. (the “Company”). Mr. Lee will continue to serve as the Company’s President, Acting Chief Financial Officer and Chairman of the board of directors (the “Board”).

Appointment of New Chief Executive Officer

On June 15, 2023, the Company appointed Mr. Steven Hill as Chief Executive Officer of the Company. Mr. Hill was appointed as Vice President and a Director of the Company in March 2023.

Option Grant

On June 15, 2023, the Company awarded 50,000,000 stock options (the “Options”) to acquire shares of the Company’s common stock to Messrs. Hill and Lee. The Options were granted as incentive options to Messrs. Hill and Lee as both a retention mechanism and to further drive performance and the Company’s growth. The Options were granted pursuant to the Company’s 2022 Equity Incentive Plan and were each approved by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewHydrogen, Inc.

Date: June 16, 2023	/s/ David Lee
David Lee
Chairman and President